[Lowenstein Sandler PC Letterhead]

July 20, 2011

NeoStem, Inc.
420 Lexington Avenue, Suite 450
New York, New York 10170

Re:           Shelf Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel for NeoStem, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-3 (File No. 333-173855) (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder, and declared effective by the Commission on June 13, 2011, the prospectus included therein (the “Prospectus”) and the preliminary prospectus supplement, dated July 18, 2011 (the “Prospectus Supplement”), filed with the Commission pursuant to Rule 424(b) of the rules and regulations of the Securities Act.

The Prospectus Supplement pertains to an underwritten offering (the “Offering”) pursuant to the Underwriting Agreement dated July 19, 2011 between the Company and the underwriters named therein (the “Underwriting Agreement”) and relates to the issuance and sale by the Company of 13,750,000 units (the “Units”), with each Unit consisting of one (1) share of the common stock (each, a “Share”), par value $0.001 per share, of the Company (“Common Stock”) and a warrant to purchase 0.75 shares of Common Stock (the “Warrants”).  The Prospectus Supplement also covers 10,312,500 shares of Common Stock issuable from time to time upon exercise of the Warrants (collectively, the “Warrant Shares”).

We understand that the Units are to be sold, as described in the Registration Statement, the Prospectus and the Prospectus Supplement, pursuant to the Underwriting Agreement filed as Exhibit 1.1 to the Current Report on Form 8-K to which this opinion is attached as Exhibit 5.1.  We further understand that the units will not be issued or certificated; the Shares and the Warrants are immediately separable and will be issued separately, but will be purchased together in the Offering.

In connection with this opinion, we have examined the Registration Statement, the Prospectus and the Prospectus Supplement.  We also have examined such corporate records, certificates and other documents and such questions of law as we have considered necessary or appropriate for the purpose of this opinion. We have assumed: (A) the genuineness and authenticity of all documents submitted to us as originals and (B) the conformity to originals of all documents submitted to us as copies thereof.  As to certain factual matters, we have relied upon certificates of officers of the Company and have not sought independently to verify such matters.

Based on the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that:

1.           the issuance and sale of the Units, and the Shares and the Warrants included therein, has been duly authorized and, when issued and sold in the manner described in the Registration Statement, the Prospectus and the Prospectus Supplement and in accordance with the Underwriting Agreement, the Units, and the Shares and the Warrants included therein, will be validly issued, fully paid and non-assessable; and

2.           the Warrant Shares have been duly authorized and, when issued in the manner described in the Registration Statement, the Prospectus and the Prospectus Supplement and in accordance with the terms and conditions of the Warrants (including the due payment of any exercise price therefor specified in the Warrants), the Warrant Shares will be validly issued, fully paid and non-assessable.

Our opinion is limited to the federal laws of the United States and to the Delaware General Corporation Law.  We express no opinion as to the effect of the law of any other jurisdiction. Our opinion is rendered as of the date hereof, and we assume no obligation to advise you of changes in law or fact (or the effect thereof on the opinions expressed herein) that hereafter may come to our attention.

We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement and to the references to our firm therein and in the Prospectus and the Prospectus Supplement under the caption “Legal Matters.”  In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ Lowenstein Sandler PC